EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-76006) pertaining to the CTI Industries Corporation 2001 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-76008) pertaining to the CTI Industries Corporation 1999 Stock Option Plan and Registration Statement (Form SB-2 No. 333-31969), of our report dated April 15, 2003, with respect to the consolidated financial statements included in the Annual Report of CTI Industries Corporation and Subsidiaries on Form 10-K for the year ended December 31, 2003.

/s/ McGladrey & Pullen, LLP
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Schaumburg, Illinois
April 14, 2004